Exhibit 10.1

ChevronTexaco Energy
Technology Company
100 Chevron Way
Richmond, CA 94802
Tel 510-242-3000
Fax 510-242-2405

April 27, 2005

Sulphco, Inc.
850 Spice Islands Drive
Sparks, Nevada  89431

Re:  Amendment to Collaboration Agreement Between Sulphco., Inc. and
    ChevronTexaco Energy Technology Company Effective August 6, 2004

Gentlemen:

Reference is made to the above-identified Collaboration Agreement (“Agreement”) between Sulphco, Inc. and ChevronTexaco Energy Technology Company in which the parties have agreed to carry out testing of Sulphco’s technology for the upgrading of crude oil, which has been amended from time to time.

This Agreement is set to expire on May 6, 2005 pursuant to Section 3.5(a).  The parties now wish to enter into another business arrangement and are in the process of preparing a new agreement to that effect. However, it is not expected that this new agreement will be executed prior to the May 6th termination date of the Agreement. Accordingly, the parties would like to extend the period of Phase I for an additional two (2) months such that the new termination date of the Agreement will be July 6, 2005, solely for the purpose of providing additional time to enter into the new agreement.  We therefore propose to amend the Agreement as follows:

            At Page 5, Section 1.24, line 5, change “six (6) months” to --eleven (11) months--.

            However, should the new agreement become effective prior to July 6, 2005, then the Collaboration Agreement shall automatically terminate as of the effective date of the new agreement.

Except as expressly amended above, all other terms and conditions of the Agreement, as amended, shall remain in full force and effect.

Sulphco, Inc.
April 27, 2005

If you are in agreement with the foregoing, please have an authorized representative of your company executed the duplicate copy of this Letter Agreement and return the same to us for our files.

Very truly yours,

ChevronTexaco Energy Technology Company

By: /s/ Georgieanna Scheuerman

Georgieanna Scheuerman
(Printed Name)

Title: General Manager Catalyst Department

Agreed to and Accepted this
28 day of April, 2005

Sulphco, Inc.

By:   /s/ Rudolf W. Gunnerman

  Rudolf W. Gunnerman
            (Printed Name)

Title:  Chairman & CEO